Exhibit 4.6

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

TRUSTEE.

Forty-Third Supplemental Indenture

Dated as of May 1, 1958

Relating to an Issue of First Mortgage Bonds, 4 1/8% Series

Due May 1, 1988

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-THIRD SUPPLEMENTAL INDENTURE, made as of the first day of May, 1958, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kit-sap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 31/2% Series due 1984, (herein sometimes called “Bonds of the 1984 Series”) and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for further modifications of the Revised First Mortgage as therein set forth, which further modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore [particularly by the Forty-second Supplemental Indenture dated as of July 1, 1957], hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, and the Forty-second Supplemental Indenture, both of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, there have been duly executed, certified and delivered, pursuant to the provisions of the Indenture as supplemented by the Forty-second Supplemental Indenture, Bonds designated as First Mortgage Bonds, 6 1/4% Series due 1987 (hereinafter sometimes called “Bonds of the 1987 Series”) in the principal amount of Twenty Million Dollars ($20,000,000); and

WHEREAS, all Bonds of any series heretofore executed, certified and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of Bonds of the 1984 Series and the Twenty Million Dollars ($20,000,000) principal amount of Bonds of the 1987 Series, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 41/8% Series due 1988 (hereinafter sometimes called “Bonds of the 1988 Series”), and has authorized an initial issue of Thirty Million Dollars ($30,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company has elected to redeem all of the Bonds of the 1987 Series now outstanding under the Indenture and, simultaneously with the issuance of said initial issue of Bonds of the 1988 Series, will deposit with the Trustee irrevocably in trust for the purpose of the redemption of said Bonds of the 1987 Series the entire amount required to be paid upon the redemption of said Bonds, including principal, premium and interest to the date fixed for redemption, and will deliver to the Trustee a written instrument executed by the Company notifying the Trustee of its election to redeem such Bonds and irrevocably directing the Trustee, for and on behalf of the Company, to give notice of the redemption of all such Bonds; and

WHEREAS, the Company desires to execute and deliver this Forty-third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company since the execution and delivery of the Forty-second Supplemental Indenture, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution; delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Thirty Million Dollars ($30,000,000) principal amount of Bonds of the 1988 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-third Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture, or otherwise disposed of by the Company free from the lien of the Indenture, in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT COMPANY

TO DATE, AND NOT HERETOFORE SPECIFICALLY DESCRIBED IN ANY PRIOR

SUPPLEMENTAL MORTGAGE

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ISLAND COUNTY

35	33*	1E*	The N 1/2 of that part of the C. W. Sumner Donation Land Claim No. 45 in Section 35, Township 33 N, Range 1, E of W.M., described as follows: Beginning at NW corner of said Sumner Land Claim; thence S 0°28’20” W along the W line of said land claim, 713.92 feet; thence S 89°46’40” E 20.0 feet to the E right of way line of the State Highway, this point being the true point of beginning of the description; thence S 89°46’40” E 660.0 feet; thence N 0°28’20” E 660.0 feet; thence N 89°46’40” W 655.91 feet to the E right of way line of State Highway; thence southerly along said right of way line 660.0 feet to the point of beginning	B. Riksen and Alice Riksen, husband and wife, and Clarence M. Shepherd and Evangeline E. Shepherd, husband and wife March 29, 1957	90	155

8	30	2E	That portion of the NE 1/4 of the SE 1/4. Commencing at the Section corner common to Sections 8, 9, 16 and 17, Township 30 N, Range 2 E, W.M., Island County, Washington; thence northerly along the Section line between said Sections 8 and 9, 1320.98 feet to the 16th corner; thence westerly along the S line of the NE 1/4 of the SE 1/4 of said Section 8, 283.60 feet; thence N 19°46’ W 21.09 feet to the Arne point of beginning; thence N 19°46’ W along the westerly margin of State Highway 1-D 153.65 feet; thence S 88°48’54’ W 122.56 feet; thence S 0°30’29” W 145.62 feet; thence N 88°47’19” E along the northerly margin of the County Road 175.75 feet to the true point of beginning	J. B. Nichols and Nellie Nichols, his wife Sept. 4, 1957	92

*	All numbers in the columns of the following tabulation under the designation “Twp” indicate townships north of the Willamett Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case ma be, of the Willamette Meridian.

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ISLAND COUNTY (Continued)

35	33	1E	That portion of Geo. W. L. Allen D.C. and Wm. Ellmore D.C., both in Section 35, Township 33 North, Range 1 E of the W.M., described as follows: Beginning at the NW corner of Z.M. Taftezon D.C., thence westerly along N boundary of 900 Avenue W 330 feet to the true point of beginning; thence N 300 feet; thence W 150 feet; thence S 300 feet, more or less, to N boundary of said 900 Avenue W; thence E 150 feet to point of beginning. SUBJECT only to easement heretofore granted to Puget Sound Power & Light Company under Island County Auditor’s File No. 107208	August Boer, a single man ever since prior to acquiring title. Dec. 19, 1957	92	162

			KING COUNTY

8	21	4E	The E 663 feet of the W 1484.10 feet of the S 1/2 of the S 1/2 of the S 1/2 of the SE 1/4 of Section 8, Township 21 North, Range 4 E, W.M.; Together with an easement for ingress and egress and utilities purposes over the E 30 feet of the W 851.10 feet of the N 1/2 of the S 1/2 of the S 1/4 of the SE 1/4 of said Section 8	Max Mondschein and Sue Mondschien, husband and wife Dec. 22, 1956	3640	91

9	22	4E	The S 1/2 of the NW 1/4 of the SE 1/4 of the SE 1/4, except N 45 feet thereof deeded to King County, Washington for the C.B. Deering Road (now known as S 221st St.) and except the W 630 feet thereof.	Joseph O. Goranson and Hanna A. Goranson, husband and wife Jan. 10, 1957	3665	459
Tract 18 of East Des Moines Five Acre Tracts unrecorded)

9	22	4E	E 120 feet of the W 510 feet of S 1/2 of NW 1/4 of SE 1/4 of SE 1/4, EXCEPT the N 45 feet thereof conveyed to King County for road under Auditor’s file No. 2717363 (Also known as the E. 120 feet of W 480 feet of Tract 18, East Des Moines Five Acre Tracts, according to unrecorded plat thereof); EXCEPT the N 45 feet thereof for road; SUBJECT to reservation contained in deed recorded under Auditor’s file No. 432435, records of said county	Rodney B. Schmidt and Delores M. Schmidt, his wife March 25, 1957	3665	466
Tract 18 of East Des Moines Five Acre Tracts unrecorded)

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

9	22	4E	The E 120 feet of the W 630 feet of the S 1/2 of NW 1/4 of SE 1/4 of SE 1/4 (Also known as the E 120 feet of the W 600 feet of Tract 18, East Des Moines Five Acre Tracts, unrecorded) EXCEPT the N 45 feet for road as granted by instrument recorded under Auditor’s File No. 2717363 records of said County; SUBJECT to reservations contained in deed recorded under Auditor’s File No. 432435, records of said county	Bruce M. Thuney and Irma H. Thuney, his wife Mar. 29, 1957	3668	118
Tract 18 of East Des Moines Five Acre Tracts unrecorded)

Tract 30, Mercer Slough Garden Tracts, as per Plat as per Plat recorded in Vol. 8 of Plats, Page 91			Tract 30 of Mercer Slough Garden Tracts, recorded in Vol. 8 of Plats, on Page 91, records of said County EXCEPT the W 75 feet thereof of and EXCEPT the E 50 feet of the S 200 feet thereof	C. C. Weyand, a single man Apr. 15, 1957	3669	220

Tract 30, Mercer Slough Garden Tracts, as per Plat as per Plat recorded in Vol. 8 of Plats, Page 91			The W 75 feet of Tract 30	Arnold L. Taylor, also known as A. L. Taylor and Mabel L. Taylor, his wife on Jan. 8, 1953 and at all times since said date. Apr. 12, 1957	3673	34

3	25	5E	The SE 1/4 of Gov. Lot 2; That portion of the SW 1/4 of Gov. Lot 1 lying W of the C. D. Stimson Road, also known as Willows Road conveyed to King County by instrument recorded under Auditor’s File No. 955396; NW 1/4 of SW 1/4 of NE 1/4; All in Sec. 3, Township 25 N, Range 5 E, W. M.	Robert C. Hartman and Ruth C. Hartman, his wife Apr. 8, 1957	3668	8

3	25	5E	The SW 1/4 of NE 1/ 4, EXCEPT the NW 1/4 thereof; That portion of the N 1/2 of the SE 1/4 of NE 1/4 lying W of the C. D. Stimson Road, also known as Willows Road as conveyed to King County by instrument recorded under Auditor’s File No. 955396; the SW 1/4 of Gov. Lot 2; All in Section 3, Township 25 N, Range 5 E, W. M.	Jonathan B. Hartman, who is identical with Jonathan E. Hartman Apr. 8, 1957	3668	8

20	22	6E	W 110 feet of the N 330 feet of the W half of the NE 1/4 of the NE 1/4 of the NE 1/4; EXCEPT roads	Clair L. Clark and Alma F. Clark, his wife July 22, 1957	3701	19

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KING COUNTY (Continued)

3	20	6E	The N 320 feet of the SW 1/4 of the SW 1 /4 of the SW 1/4; EXCEPT roads. Subject to line fence agreement according to instrument recorded under King County Auditor’s file No. 4371299	Claude A. Pope and Alfreida Pope, his wife Nov. 29, 1957	3741	421

3	20	4E	The E 1/2 of the NW 1/4 of the SE 1/4 of the NW 1/4, EXCEPT that portion of the E 29.62 feet of said subdivision lying N of the S 60 feet of said subdivision; EXCEPT the W 60 feet of the E 89.62 feet of the N 230 feet of said Subdivision, AND EXCEPT the N 30 feet of said subdivision for County road; ALSO, the S 60 feet of that portion of the NE 1/4 of the SE 1/4 of the NW 1/4 of said Section 28 lying W of State Road No. 1	James L. Ethier and Vernette C. Ethier, his wife July 3, 1957	3707	107

			KITSAP COUNTY

3	26	1E	Beginning at a point where the S line of the NE 1/4 of the SE 1/4, section 3, township 26 N, range 1 E W.M., in Kitsap County, Washington, intersects with the W margin of State Highway No. 21; thence in a northerly direction along said W margin of State Highway No. 21 a distance of 200 feet to the true point of beginning; thence continuing 600 feet along the W margin of State Highway No. 21; thence W parallel with the S line of the NE 1/4, of the SE 1/4, said section, township and range, 400 feet more or less to the E margin of existing county road; thence southerly along E line of said county road to a point on a line parallel with and 200 feet N, measured along the W margin of State Highway No. 21, from the S line of said NE 1/4 of the SE 1/4, thence E along said line to point of beginning.	Matt Kippola and Nanny Kippola, his wife July 10, 1957	652	746

	24	1E	That portion of the N 1/2 of the SW 1/4 of the SE 1/4. of Section 25, Township 24 N, Range 1 E, W.M., lying westerly of County Road No. 349 (Retsil Road), excepting therefrom the N 25 feet and excepting therefrom the westerly 140 feet; being situate in Kitsap County, State of Washington	South Kitsap School District No. 402, a Municipal corporation Sept. 16, 1957	658	210

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			KITSAP COUNTY (Continued)

28	23	2E	That portion of the NW 1/4 of the NE 1/4 of Section 28, Township 23 N, Range 2 E and W.M., described as follows: Beginning at a point on the N line of said subdivision which is 180 feet E of the NW corner thereof; thence E, along said N line, 150 feet, more or less, to the NE corner of the W 1/2 of the W 1/2 of said NW 1/4 of the NE 1/4; thence S along the E line of said W 1/2 of the W 1/2 of the NW 1/4 of the NE 1/4, a distance of 330 feet, more or less, to the N line of the S 15 acres of the W 1/2 of said NW 1/4 of the NE 1/4; thence W, along the N line of said S 15 acres, to a point S of the point of beginning; thence N 330 feet, more or less, to the point of beginning; Except the N 30 feet for County Road	Russell L Sweany and Katherine C. Sweany, his wife Nov. 8, 1957	661	9

			PIERCE COUNTY

22	20	4E	The S 60 feet of the following described property: Commencing at the Junction of the S boundary of the Pierce County Road, formerly known as the Pacific Highway, with the W boundary of the Boatman Road in Section 22, Township 20 N, Range 4 E of W.M. thence S 0°05’50” W, on the W boundary of the Boatman Road 362.00 feet to the point of beginning; thence continuing S 0°05’50” W on the W boundary of said Boatman Road, 683.63 feet; thence S 89°39’ W 180 feet; thence N 0°05’50” E 684.71 feet; thence E 180 feet to the point of beginning, in Pierce County, Washington	Mike Stamaris and Mabel J. Stamaris, his wife Apr. 29, 1957	1138	6

22	20	4E	The S 60 feet of the following described property in Section 22, Township 20 N, Range 4 E of the W.M.: Beginning at the intersection of the W line of Boatman Donation Land Claim and S line of Old Tacoma Highway; thence S 987.34 feet; thence E 594.63 feet; thence N 0°05’50° E 684.71 feet to center of Wapato Creek; thence northwesterly along center line of said creek to the south line of Pacific Highway; thence W along Highway 430 feet, more or less, to point of beginning, in Pierce County, Washington	Addie M. Roetger, a widow Apr. 30, 1957	1138	6

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			PIERCE COUNTY (Continued)

24	20	4E	A piece or parcel of land in the N 1/2 of Section, particularly described as follows: Beginning at a stone monument which is the intersection of the W line of the A Morrison Donation Land Claim with the E and W one-sixteenth section line through the N 1/2 of the above described Section 24, thence along said one-sixteenth section line E 507.45 feet to the center line of Newberg Ave., being the true point of beginning for this description, thence on said line N 0°52’ W 39.09 feet, thence E 110.00 feet, thence at a right angle to said last course S 77.69 feet to a point on the northerly right of way line of the Chicago, St Paul and Milwaukee Railway Company’s spur track, known as Hewitt-Lea-Funck spur track No. 1 as the same is now located, constructed and used, thence on said northerly line on a curve to the right, having a radius of 468.339 feet and bearing of N 35°37’58” W a distance of 122.74 feet to the center line of Newberg Ave., thence on said center line N 0°52’ W 9627 feet to the true point of beginning	Fibreboard Paper Products Corporation May 9, 1957	1139	819

22 23	20	5E	That portion of the SE of the SE 1/4 of Section 22, and of the SW 1/4 of the SW 1/4 of Section 23, all in Township 20 N, Range 5 E, W.M., which lies at or below the elevation of 545 feet above sea level	Chester K. Edwards, a bachelor May 24, 1957	1140	545

			SKAGIT COUNTY

Tract 13, Plate No. 1 Sedro me Acreage, as per Plat recorded in Vol. 3 of Plats, page 39			The N 110 feet of the S 135 feet of the W 100 feet of Tract 13. ALSO the N 30 feet of said Tract 13	Mary E. Eikleberry, a widow June 4, 1957	287	225

4	35	6E	The S 100 feet of the W 100 feet of the N 739.62 feet of that portion of the NW 1/4 of NW 1/4 of Section, lying easterly of that certain County Road known as the Ensley Road in Hamilton, Washington, and more specifically described as follows: Beginning at the section corner common to sections 10, 11, 14 and 15, Twp. 35 N, Range 6 E. W.M., which point bears S 0°18’30” E a distance of 2486.40 feet from the quarter corner common	Thomas Cook, a bachelor Apr. 3, 1957	285	777

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			SKAGIT COUNTY (Continued)

			to said sections 10 and 11; thence S 0° 00’30” W along a course paralleling existing fences and parallel to and 7.50 feet easterly of the centerline of that certain County Road known as the Ensley Road a distance of 739.62 feet; thence S 89°20’50” E parallel to the N line of the NW 1/4 of Sec. 14, Twp. 35 N, Range 6 E, W.M. a distance of 12.50 feet, more or less, to the true point of beginning; thence continuing S 89°20’50” E along a line parallel to and 739.62 feet S of said N line of said subdivision a distance of 100.00 feet; thence N 0°00’30” E 100.00 feet; thence N 89°20’50” W 100 feet; thence S 0°00’30” W 100.00 feet to the true point of beginning

18	36	4E	A tract of land in the NE 1/4 of the NE 1 /4 of Section. Beginning at a point on the S line of said subdivision 482.85 feet W of the SE corner thereof (1/16th cor.) said point being on W right of way of old county road running through said subdivision; thence north-westerly along said county road right of way line on a 7 degree to the right 100 feet, which is the true point of beginning. Thence continuing N along the W right of way line of the old county road a distance of 15 feet; thence N 89°29’15” W a distance of 100 feet to NW corner of tract; thence southeasterly along a curve parallel to the E property line a distance of 15’ to the SW corner of tract, thence S 89°29’15” E a distance of 100 feet to the true point of beginning and the SE corner of said tract	W. B. Garland and Belle Garland, his wife Mar. 27, 1957	285	579

			THURSTON COUNTY

18	18	1W	That part of the NW 1/4 of SW 1/4 of Section 18 and of Smith Donation Claim No. 42, Township 18 North, Range 1 W, W.M., described as follows: Beginning at a point on the southerly line of County Road known as Old Pacific Highway, S 63°22’ E 467 feet	Henry T. Goodman and Rose Goodman, his wife May 31, 1957	312	347

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			THURSTON COUNTY (Continued)

			from its intersection with the W line of said Section 18; running thence S 35°51’ W 410.4 feet and S 54°09’ E 250 feet more or less to the center of the channel of Bigelow Creek; thence northerly along said creek 427 feet more or less to said southerly line of road; thence northwesterly along said southerly. line of road to the point of beginning. SUBJECT to rights granted City of Olympia in easement for water pipeline, etc., dated January 16, 1947 and recorded under File No. 416186

18	18	1W	That part of the NW 1/4 of SW 1/4 of Section 18 and of Smith Donation Claim No. 42, Township 18 North, Range 1 W, W.M., described as follows: Beginning at the inter-section of the southerly line of County Road known as Old Pacific Highway with the W line of said Section 18; running thence southeasterly along said southerly line of road to a point S 63°22’ E 467 feet from the point of beginning; thence S 35°51’W 410.4 feet and S 54°09’ E 250 feet more or less to the center of the channel of Bigelow Creek; thence northerly along said creek 427 feet more or less to said southerly line of road; thence southeasterly along said southerly line of road 120 feet more or less; thence S 34°45’ W 800 feet more or less to a point S 74°30’ E 317.41 feet from a point on the W line of said Smith Claim 571.44 feet south of its NW corner; thence N 74°30’ W 317.41 feet to said W line of Smith Claim; thence N 965.63 feet more or less to the point of beginning. SUBJECT to rights granted City of Olympia in easement for water pipeline, etc., dated Jan. 16, 1947 and recorded under file No. 416186	John A. McKibbin and Margaret McKibbin, his wife May 31, 1957	312	339

18	18	1W	That part of Smith Donation Claim No. 42 Township 18 N Range 1 W, W.M., described as follows: Beginning at a point on the northerly line of Primary State Highway	W. W. Westover and Sylvia Westover, husband and wife June 8, 1957	312	514

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			THURSTON COUNTY (Continued)

			way No. 1, S 85°51’30” E 348.27 feet from its intersection with the W line of Section 18, said township and range, running thence N 35°53’45” E 637.05 feet and N 54°06’15” W 200 feet more or less to the easterly line of tract conveyed to Thomas Tellentire by deed dated October 20, 1876 and recorded in Volume 11 of Deeds, Page 644; thence southwesterly along said easterly line of Tellentire tract 760 feet more or less to said northerly line of highway; thence S. 85°51’ 30” E along said northerly line of Highway 235 feet more or less to the point of beginning, in Thurston County Washington

Ragless Second Addition to Tenino as recorded in Vol. 5 of Plats, Page 25			That part of Hodgdon Donation Claim No. 38, Township 16 N, Range 1 W., W.M., described as follows: Beginning at the intersection of the westerly line of the extended westerly line of Hodgdon Street with the northerly line of Garfield St. in Ragless Second Addition to Tenino as recorded in Vol. 5 of Plats, Page 25; running thence northwesterly along said extended westerly line of Hodgdon St. 363 feet; thence northeasterly parallel with Garfield St. 360 feet; thence southeasterly parallel with Hodgdon St. 363 feet to said northerly line of Garfield St.; thence southwesterly along said northerly line of Garfield St. 360 feet to the point of beginning	Ewart A. Peterson as his separate property July 2, 1957	313	346

			WHATCOM COUNTY

17	40	3E	A tract of land in the NW 1/4 of NE 1/4 of Section 17. Beginning at the N 1/4 corner of said Section 17; thence E, along the N line of Section 17, 428.3 feet; thence S, 30 feet to the S line of County Road No. 13 and to the true point of beginning; thence E, along the S line of County Road No. 13, 240.34 feet; thence S 3°03’ E, along a fence marking the E line of the NW 1/4 of the NW 1/4 of the NE 1/4 of said Section 17, 648.73 feet; thence S 86°57’ W, at right angles to the said fence,	Martin Waldemar and Gladys Waldemar, his wife Aug. 30, 1957	427	253

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			WHATCOM COUNTY (Continued)

			273.45 feet; thence N 3°03’ W, 502.3 feet; thence E, 33.5 feet; thence N 3°03’ W, 160 feet to the true point of beginning

2	40	1E	A tract of land in the SW 1/4. Beginning at a point on the S line of said Section 32, 1774 feet E of the SW corner of Section 32; hence N, at right angles to the S line of Section 32, 130 feet; thence E 100 feet; thence S 130 feet; thence W, along the S line of Section 32, to the point of beginning; less the right of way of the Blaine-Ferndale road.	James L. Platt, a widower, and Lowell James Grant and Agnes Grant, his wife April 19, 1957	423	458

Tract of Bennett Hill, recorded in Book 7 of Plats, 38 and 39			The easterly 100 feet of Lot 14, Block 6	Alvin S. Bridge and Ruth E. Bridge, his wife March 13, 1957	422	511

TO HAVE AND TO HOLD all and singular the said premises, properties, shares, franchises, rights and income and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1988 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1988 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 4 1/8% Series due 1988” (herein referred to as the “Bonds of the 1988 Series”). The aggregate principal amount of the Bonds of the 1988 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1988 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1988 Series shall be dated as of May 1, 1958, which date shall be the date of the commencement of the first interest period for all Bonds of the 1988 Series, and the registered Bonds of the 1988 Series without coupons shall be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1988 Series shall mature. May 1, 1988, and shall bear interest at the rate of 4 1/8% per annum until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1988 Series shall be paid in any coin or currency of the ‘United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holders of the Bonds of the 1988 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

The definitive Bonds of the 1988 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in Section 3.11 of the Indenture, registered Bonds of the 1988 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1988 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and the premium, if any, and interest on, the Bonds of the 1988 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1988 Series.

B. Forms of Bonds of the 1988 Series. The coupon Bonds of the 1988 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1988 SERIES]

No. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 4 1/8% SERIES DUE 1988

DUE MAY 1, 1988

PUGET SOMA, POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter ailed the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on May 1, 1988, or earlier as hereinafter provided, with interest thereon from May 1, 1958, at the rate of 4 1/8% per annum, payable semiannually on the first days of May and November in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-third Supplemental Indenture dated as of May 1, 1958, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %
1958	105.60	101.50	1973	102.75	100.95
1959	105.45	101.45	1974	102.55	100.95
1960	105.25	101.45	1975	102.35	100.90
1961	105.05	101.40	1976	102.15	100.85
1962	104.85	101.40	1977	101.95	100.75
1963	104.65	101.35	1978	101.75	100.70
1964	104.45	101.30	1979	101.55	100.65
1965	104.25	101.30	1980	101.40	100.60
1966	104.10	101.25	1981	101.20	100.55
1967	103.90	101.20	1982	101.00	100.45
1968	103.70	101.20	1983	100.80	100.40
1969	103.50	101.15	1984	100.60	100.35
1970	103.30	101.10	1985	100.40	100.25
1971	103.10	101.05	1986	100.20	100.20
1972	102.90	101.00	1987	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of May, 1958.

PUGET SOUND POWER & LIGHT COMPANY,

By
President

And by
Treasurer

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO COUPON BONDS OF THE 1988 SERIES]

$	No.

On the first day of                      , 19    , PUGET SOUND POWER & LIGHT COMPANY, upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York., or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 4 1/8% Series due 1988, No. M             .

Treasurer.

*	November coupon will be $20.63.
*	May coupon will be $20.62.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1988 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the Commonwealth of Massachusetts

FIRST MORTGAGE BOND, 4 1/8% SERIES DUE 1988

DUE MAY 1, 1988

PUGET SOUND Power & LIGHT COMPANY, a corporation organized and existing under the laws of Massachusetts (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                      Dollars ($            ) on May 1, 1988, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 4 1/8% per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part IT of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-third Supplemental. Indenture dated as of May 1, 1958, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”, and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %
1958	105.60	101.50	1973	102.75	100.95
1959	105.45	101.45	1974	102.55	100.95
1960	105.25	101.45	1975	102.35	100.90
1961	105.05	101.40	1976	102.15	100.85
1962	104.85	101.40	1977	101.95	100.75
1963	104.65	101.35	1978	101.75	100.70
1964	104.45	101.30	1979	101.55	100.65
1965	104.25	101.30	1980	101.40	100.60
1966	104.10	101.25	1981	101.20	100.55
1967	103.90	101.20	1982	101.00	100.45
1968	103.70	101.20	1983	100.80	100.40
1969	103.50	101.15	1984	100.60	100.35
1970	103.30	101.10	1985	100.40	100.25
1971	103.10	101.05	1986	100.20	100.20
1972	102.90	101.00	1987	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond. for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by its President or one of its Vice Presidents, and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
President.

And by
Treasurer.

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED the undersigned hereby sells, assigns, and transfers unto the within bond, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS

OF THE 1988 SERIES]

United States Internal Revenue tax stamps required by law have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,
Trustee,

By
Authorized Officer.

SECTION 1.02. Redemption Provisions for Bonds of the 1988 Series. The Bonds of the 1988 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1988 Series set forth in Section 1.01 hereof; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1988 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any ease with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper, printed in the English language, customarily published at least five days a week, excluding legal holidays, and of general circulation in the City of Boston, Massachusetts, and in similar newspapers published and of general circulation in the Borough of Manhattan, City and State of New York and in. the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1988 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1988 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before April 30 in each year, beginning with 1960 and continuing to and including April 30, 1987, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1988 Series outstanding on the March 1 next preceding such April 30.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED.

ANNUAL SINNING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1988 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-third Supplemental Indenture to the above-mentioned Mortgage, do hereby certify as follows

1. The amount of the sinking and improvement fund payment due on April 30, 19 (here there should be specified the April 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1988 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1988 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Forty-third Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1988 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-third Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            , to the extent of 60% of said amount, i.e.                                          $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (1) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. This statement need be included only if credit is taken pursuant to Item 2.) one of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (1), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1988 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1988 Series redeemed by operation of the sinking and improve ment fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1988 Series are outstanding. All Bonds of the 1988 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1988 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, on the then next ensuing May 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such May 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium payable, on Bonds of the 1988 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1988 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1988 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1988 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1988 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section Five of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1988 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the. Indenture so long as any of the Bonds of the 1988 Series shall remain outstanding.

SECTION 1.07. Assignment of Certain Contracts. The Company hereby covenants that, except in connection with any merger or consolidation of the Company, or any sale, conveyance, transfer or lease, subject to the lien of the Indenture, of all of the trust estate as, or substantially as, an entirety as permitted by Article Fourteen of the Indenture, or unless the prior written consent of the holders of not less than a majority in principal amount of the Bonds of the 1988 Series at the time outstanding is obtained, it will not assign to any third party any of its right, title and interest under, in and to, the following described contracts:

(a) Power Contract, dated January 6, 1956 between Public Utility District No. 1 of Chelan County, Washington and the

Company, relating to the sale of electric energy to the Company from the so-called Rook Island Project;

(b) Power Sales Contract, dated as of the 14th day of November, 1957, between Public Utility District No 1 of Chelan County, Washington and the Company relating to the sale of electric energy to the Company from the so-called Rocky Reach Project; and

(c) All amendments and supplements to, and modifications of, the Power Contracts described in clauses (a) and (b) above entered into from and after the date of this Forty-third Supplemental Indenture.

Nothing in this Section 1.07 contained shall in any way affect or impair the right of the Company, from time to time, if no default shall exist under the Indenture, to modify, supplement or terminate such contracts and each of them, if, in the opinion of the Company, such modification, supplement or termination is necessary, desirable or advisable in the conduct of the utility business of the Company.

SECTION 1.08. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1988 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be Fifty-five Million Dollars ($55,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, now issued and outstanding, and Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, to be authenticated and delivered pursuant to Section 2.02 of this. Forty-third Supplemental

Indenture. Additional Bonds of the 1984 Series and 1988 Series, and of any other series established after the execution and delivery of this Forty-third Supplemental Indenture, may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1988 Series in the aggregate principal amount of Thirty Million Dollars ($30,000,000) may forthwith, upon the execution and delivery of this Forty-third Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Forty-third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture, shall be applicable to the Bonds of the 1988 Series to the same extent as if specifically set forth herein. All terms used in this Forty-third Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Forty-third Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Forty-third Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Forty-third Supplemental Indenture is dated for convenience and for the purpose of reference as of May 1, 1958, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-third Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-third Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 29th day of April, 1958, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/s/ C. P. Johnson
Vice President.

Attest:

/s/ Charles Jackson Jr.
Clerk.

OLD COLONY TRUST COMPANY

By	/s/ H. S. Parker
Vice President.

Attest:

/s/ R. D. Fisher
Assistant Secretary.

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	SS.:

On this 29th day of April, 1958, before me personally appeared C. P. JOHNSON and CHARLES JACKSON, JR., to me known to be a Vice President and Clerk, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ John J. Walsh
JOHN J. WALSH
NOTARY PUBLIC
My commission expires November 5, 1960

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	SS.:

C. P. JOHNSON and CHARLES JACKSON, JR., being duly sworn each for himself on oath deposes and says that he, the said C. P. JOHNSON is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said CHARLES JACKSON, JR. is and at the time of the execution of said Supplemental Indenture was the Clerk of said corporation, the said mortgagor, and the same person who as such Clerk attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to -hinder, delay or defraud creditors or any creditor of said corporation.

/s/ C. P. Johnson

/s/ Charles Jackson Jr.

Subscribed and sworn to before me this 29th day of April, 1958.

/s/ John J. Walsh
JOHN J. WALSH
NOTARY PUBLIC
My commission expires November 5, 1960

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	}	SS.:

On this 29th day of April, 1958 before me personally appeared H. S. PARKER and R. D. FISHER, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ John J. Walsh
JOHN J. WALSH
NOTARY PUBLIC
My commission expires November 5, 1960

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/s/ R. D. Fisher
Assistant Secretary.